Exhibit 5.1
Suzanne Schulze Taylor
Senior Vice President, General Counsel
and Secretary
March 26, 2019
Hyster-Yale Materials Handling, Inc.
5875 Landerbrook Drive
Suite 300
Cleveland, Ohio 44124

Re:	Registration Statement on Form S-4 filed by Hyster-Yale Materials Handling, Inc. for the Benefit of Selling Stockholders
Ladies and Gentlemen:
I am the Senior Vice President, General Counsel and Secretary of Hyster-Yale Materials Handling, Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the proposed transfer by certain existing stockholders of up to 728,976 shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Shares”), on a share for share basis, upon receipt, from time to time, of shares of Class B Common Stock, par value $0.01 per share, of the Company.
In connection with the opinion expressed herein, I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares have been validly issued and are fully paid and nonassessable.
The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction.
I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-4, including any amendments thereto (the “Registration Statement”), filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Securities Act”) and to the reference to me under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ Suzanne Schulze Taylor
Suzanne Schulze Taylor

5875 Landerbrook Drive • Suite 300 • Cleveland, Ohio 44124-4069 • Telephone 440-449-9600